EXHIBIT (b)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of Advent/Claymore Enhanced Growth & Income Fund (the “Company”) for the period from January 31, 2005 to October 31, 2005 (the “Report”), Tracy V. Maitland, as Chief Executive Officer of the Company, and Robert White, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 6, 2006

/s/ Tracy V. Maitland
Name:	Tracy V. Maitland
Title:	Chief Executive Officer

/s/ Robert White
Name:	Robert White
Title:	Chief Financial Officer